Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated August 17, 2007, relating to the consolidated financial statements of Movie Star, Inc., which appears in the June 30, 2007 Annual Report on Form 10-K of Movie Star, Inc.

We also consent to the reference to our firm under the heading ‘‘Experts’’ in such Prospectus.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
October 11, 2007